Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                                                                        Contact: James Abbott
One South Main, 15th Floor                                                                                                                                                                                                     Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                                                                                                  April 19, 2010
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS IMPROVED 2010 FIRST QUARTER RESULTS
REFLECTING LOWER LEVELS OF LOAN CHARGE-OFFS AND LOSS PROVISIONS

SALT LAKE CITY, April 19, 2010 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a first quarter net loss applicable to common shareholders of $86.5 million or $0.57 per diluted share, compared to a net loss of $176.5 million or $1.26 per diluted share for the fourth quarter of 2009. The net loss per diluted share for the first quarter of 2010 included a loss of  $0.23 for taxes and penalties from surrendering certain bank-owned life insurance contracts, partially offset by $0.06 for the gain on the exchange of nonconvertible subordinated debt to common stock.

First Quarter 2010 Highlights

Positives:

•	Gross loan charge-offs fell 30.2% to $248.3 million compared to $355.6 million in the fourth quarter.

•	The provision for loan losses fell for the third consecutive quarter to $265.6 million compared to $390.7 million in the fourth quarter.

•
The tangible common equity ratio strengthened to 6.30% compared to 6.12% in the fourth quarter. Approximately 8.8% of tangible assets are in cash or cash equivalents, up from 4.0% in the fourth quarter.

•	The net interest margin expanded to 4.03% from 3.81% in the fourth quarter.

•
The ratio of the allowance for loan losses to net loans and leases increased to 4.20% compared to 3.95% in the fourth quarter; the ratio of the allowance for credit losses to net loans and leases increased to 4.45% compared to 4.25% in the fourth quarter.

•	Credit-related impairment losses on CDO securities dropped to $31.3 million compared to $99.3 million in the fourth quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
April 19, 2010

Challenges:

•
Nonperforming lending-related assets were $2.5 billion compared to $2.4 billion in the fourth quarter (excluding FDIC-supported assets); the ratio to net loans and other real estate owned was 6.42% compared to 6.00% in fourth quarter.

•	In spite of originating and renewing approximately $1.4 billion of new credit during the first quarter, loan balances declined 2.9% from the fourth quarter due to continued weakness in loan demand.

“We are encouraged by recent credit trends, particularly the significant decline in gross loan charge-offs during the quarter, and by a reduction in loss severity across the major loan categories,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We’re also pleased with the continued strengthening of the composition of our core deposit base and the strong net interest margin. Finally, we are pleased that both our allowance for credit losses and our capital ratios continued to strengthen this quarter.”

Asset Quality
Net loan and lease charge-offs for the first quarter of 2010 were $227.1 million or 2.37% annualized of average loans (excluding FDIC-supported loans). This compares with $292.1 million or 2.98% annualized of average loans for the fourth quarter of 2009 (excluding FDIC-supported loans) and $151.7 million or 1.47% annualized of average loans for the first quarter of 2009 (excluding FDIC-supported loans). The 2009 fourth quarter net charge-offs included a $39.3 million recovery. The reduction in net charge-offs during the first quarter of 2010 related mainly to commercial real estate loans.

The provision for loan losses was $265.6 million for the first quarter of 2010 compared to $390.7 million for the fourth quarter of 2009 and $297.6 million for the first quarter of 2009.

Excluding FDIC-supported loans, the allowance for loan losses as a percentage of net loans and leases increased to 4.20% at March 31, 2010 compared to 3.95% at December 31, 2009 and 2.03% at March 31, 2009. The Company released $20.1 million of reserves for unfunded lending commitments due to the reduced level of such commitments. The allowance for credit losses (loan losses and unfunded lending commitments) was $1,677.9 million, or 4.45% of net loans and leases at March 31, 2010, compared to 4.25% at December 31, 2009 and 2.16% at March 31, 2009.

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ZIONS BANCORPORATION
Press Release – Page 3
April 19, 2010

Nonperforming lending-related assets increased slightly to $2,454.0 million at March 31, 2010 ($2,785.4 million including FDIC-supported assets) compared to $2,359.2 million at December 31, 2009 and $1,647.9 million at March 31, 2009. The ratio of nonperforming lending-related assets excluding FDIC-supported assets to net loans, leases and other real estate owned was 6.42% at March 31, 2010 compared to 6.00% at December 31, 2009 and 3.96% at March 31, 2009. Generally, the Company experienced lower loss severity across the major loan categories.

Capital Transactions
During the first quarter, the Company added $205.7 million to common equity as a result of issuances under its common equity distribution program and in exchange for the Company’s nonconvertible subordinated debt. A total of 9.9 million shares were issued at an average price of $20.10 per share. These activities resulted in a 0.41% increase to the tangible common equity ratio.

On February 26, 2010, the Company completed the sale of $250 million of common stock that commenced September 17, 2009. For the first quarter of 2010, 1,480,150 shares of this issuance were sold for $27.3 million (average price of $18.42). On March 1, 2010, the Company commenced the sale of another $250 million of common stock under common equity distribution programs. Through March 31, 2010, 6,261,590 shares of this issuance were sold for $125.0 million (average price of $19.96).

On March 30, 2010, the Company completed its offer which commenced March 1, 2010 to exchange any and all of its currently outstanding nonconvertible subordinated debt into shares of its common stock. As previously announced, 2,165,391 shares, or approximately 1.37% of the then outstanding common stock, were issued in exchange for $55.6 million of debt. This exchange represented approximately 29% of the nonconvertible subordinated debt, and left $134.6 million of such debt outstanding as of March 31, 2010. The net gain on subordinated debt exchange of approximately $14.5 million, or $0.06 per diluted share, represented the difference between the carrying value of the debt exchanged and the fair value of the common stock issued, net of commissions and fees.

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ZIONS BANCORPORATION
Press Release – Page 4
April 19, 2010

On March 15, 2010, $21.0 million of convertible subordinated debt was converted into shares of the Company’s Series C preferred stock under the Company’s debt modification program. Accelerated discount amortization on the converted debt increased interest expense by approximately $11.2 million and reduced the tangible common equity ratio by 0.02%.

The tangible common equity ratio was 6.30% at March 31, 2010 compared to 6.12% at December 31, 2009 and 5.26% at March 31, 2009. The change from December 31, 2009 was primarily due to the previously discussed capital transactions, partially offset by operating results and preferred stock dividends during the quarter. The estimated Tier 1 common to risk-weighted assets ratio was 7.03% at March 31, 2010 compared to 6.73% at December 31, 2009 and 5.73% at March 31, 2009. The improvement in risk-weighted capital ratios is due to a significantly higher mix of cash on the balance sheet compared to the prior quarter, at 8.8% of tangible assets at March 31, 2010, up from 4.0% at December 31, 2009.

Loans
Net loans and leases of $39.0 billion at March 31, 2010 decreased approximately $1.2 billion or 2.9% from $40.2 billion at December 31, 2009, and decreased $2.8 billion or 6.6% from $41.8 billion at March 31, 2009. Excluding FDIC-supported loans, net loans and leases decreased approximately $1.0 billion or 2.7% to $37.7 billion from $38.7 billion at December 31, 2009 and decreased $3.4 billion, or 8.3% from the balance one year ago. The net decrease from December 31, 2009 was primarily in the commercial lending and construction and land development portfolios.

Deposits
Average noninterest-bearing demand deposits for the first quarter of 2010 increased $0.4 billion or 3.2% to $12.5 billion compared to $12.1 billion for the fourth quarter of 2009. Average total deposits for the first quarter of 2010 decreased $1.1 billion or 2.5% to $41.8 billion compared to $42.9 billion for the fourth quarter of 2009, and decreased $0.3 billion or 0.7% compared to $42.1 billion for the first quarter of 2009. The decrease came primarily from higher cost sources of funds such as time deposits and brokered money market accounts, while lower cost sources of funds increased compared to the prior quarter. Gross loans, as a percentage of deposits, equaled 93.0%, down from 96.7% a year ago. The Company has elected to hold the excess deposits in cash or cash equivalents, better positioning the Company for a rising interest rate environment.

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ZIONS BANCORPORATION
Press Release – Page 5
April 19, 2010

Net Interest Income
The net interest margin expanded to 4.03% for the first quarter of 2010 compared to 3.81% for the fourth quarter of 2009 and 3.94% for the first quarter of 2009. The increase for the first quarter of 2010 was primarily due to reduced rates on interest-bearing deposits and to an improved funding mix. The net interest margin was reduced by 0.13% for the discount amortization on convertible subordinated debt, and by an additional 0.10% for the accelerated discount amortization due to the previously discussed conversion of $21.0 million of convertible subordinated debt.

Investment Securities
During the first quarter of 2010, the Company recognized credit-related net impairment losses on CDOs of $31.3 million or $0.13 per diluted share, compared to $99.3 million or $0.44 per diluted share during the fourth quarter of 2009, and $82.7 million or $0.44 per diluted share during the first quarter of 2009.

CDOs for which the underlying collateral is predominantly bank trust preferred securities comprise $2.2 billion of the $2.7 billion par amount of the bank and insurance CDO portfolio. The following table shows that the composition of CDO securities at March 31, 2010 by original rating changed only slightly from December 31, 2009. Approximately 85% of the $31.3 million of credit-related net impairment losses during the first quarter came from original single A and BBB rated, predominantly bank CDOs.

(In millions)

	March 31, 2010						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		3/31/10
ratings	Amount	%	Amount	%	Amount	%	3/31/10	12/31/09	vs 12/31/09

AAA	$1,136	52%	$943	54%	$820	71%	72%	73%	-1%
A	949	44%	784	44%	329	28%	35%	34%	1%
BBB	90	4%	36	2%	15	1%	17%	17%	0%
	$2,175	100%	$1,763	100%	$1,164	100%	54%	54%	0%

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ZIONS BANCORPORATION
Press Release – Page 6
April 19, 2010

Noninterest Income
Noninterest income for the first quarter of 2010 was $107.6 million compared to $65.9 million for the fourth quarter of 2009 and a loss of $145.3 million for the first quarter of 2009. The increase from the fourth quarter primarily related to lower security impairment losses, partially offset by lower dividends and other investment income and lower fair value and nonhedge derivative income. The sequential quarter decline in fair value and nonhedge derivative income during the first quarter was mainly due to decreasing hedge balances and a reduced amount of income recognized from unrealized gains in OCI.

Noninterest Expense
Noninterest expense for the first quarter of 2010 was $389.1 million compared to $441.1 million for the fourth quarter of 2009 and $376.2 million for the first quarter of 2009. The primary change in the first quarter of 2010 compared to the fourth quarter of 2009 included the negative provision for unfunded lending commitments as a result of reduced commitments.

Income Taxes
Income taxes for the first quarter of 2010 included approximately $35.1 million of taxes and penalties to surrender certain bank-owned life insurance contracts, which reduced net earnings by approximately $0.23 per diluted share.

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 19, 2010). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-877-368-2147 (international: 253-237-1247) and entering the passcode 65430529, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, April 19, 2010, until midnight ET on Monday, April 26, 2010, by dialing 1-800-642-1687 (international: 706-645-9291) and entering the passcode 65430529. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 7
April 19, 2010

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies, including determinations relating to the Company’s accounting treatment of its subordinated debt modification.

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ZIONS BANCORPORATION
Press Release – Page 8
April 19, 2010

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.04	$0.04
Book value per common share	26.89	27.85	30.38	33.89	34.39
Tangible common equity per common share	19.89	20.35	22.01	24.78	24.34

SELECTED RATIOS
Return on average assets	(0.47)%	(1.37)%	(1.15)%	(0.38)%	(6.05)%
Return on average common equity	(8.30)%	(16.80)%	(16.74)%	(2.37)%	(70.07)%
Efficiency ratio	68.44%	83.47%	58.05%	37.72%	112.16%
Net interest margin	4.03%	3.81%	3.91%	4.10%	3.94%

Capital Ratios
Tangible common equity ratio	6.30%	6.12%	5.76%	6.00%	5.26%
Tangible equity ratio	9.36%	9.16%	8.73%	8.94%	8.28%
Average equity to average assets	11.16%	10.76%	10.94%	10.41%	11.81%

Risk-Based Capital Ratios1
Tier 1 common to risk-weighted assets	7.03%	6.73%	6.59%	6.41%	5.73%
Tier 1 leverage	10.90%	10.38%	10.40%	10.22%	9.56%
Tier 1 risk-based capital	11.01%	10.53%	10.34%	10.00%	9.43%
Total risk-based capital	13.68%	13.28%	13.08%	12.72%	13.39%

Weighted average common and common-
equivalent shares outstanding	151,073,384	139,858,788	127,581,404	115,908,127	114,106,164

Common shares outstanding	160,300,162	150,425,070	136,398,089	125,095,328	115,335,668

1 Ratios for March 31, 2010 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share amounts)	2010	2009	2009	2009	2009
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,045,391	$1,370,189	$992,940	$1,229,205	$1,321,972
Money market investments:
Interest-bearing deposits and commercial paper	3,410,211	652,964	2,234,337	1,005,060	1,952,555
Federal funds sold	44,436	20,985	44,056	390,619	13,277
Security resell agreements	73,112	57,556	52,539	57,476	305,111
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$820,689, $833,455, $835,814, $891,186 and $1,361,460)	867,335	869,595	877,105	937,942	1,648,971
Available-for-sale, at fair value	3,437,098	3,655,619	3,547,092	3,903,895	3,086,788
Trading account, at fair value	50,698	23,543	76,709	78,608	65,198
	4,355,131	4,548,757	4,500,906	4,920,445	4,800,957

Loans held for sale	171,892	208,567	206,387	251,526	262,785

Loans:
Loans and leases excluding FDIC-supported loans	37,820,588	38,882,083	39,782,240	40,654,802	41,220,610
FDIC-supported loans	1,320,737	1,444,594	1,607,493	783,238	660,892
	39,141,325	40,326,677	41,389,733	41,438,040	41,881,502
Less:
Unearned income and fees, net of related costs	131,723	137,697	134,629	130,042	124,749
Allowance for loan losses	1,581,577	1,531,332	1,432,715	1,248,055	832,878
Loans and leases, net of allowance	37,428,025	38,657,648	39,822,389	40,059,943	40,923,875

Other noninterest-bearing investments	909,601	1,099,961	1,061,464	1,046,131	1,051,956
Premises and equipment, net	707,387	710,534	698,225	703,613	701,742
Goodwill	1,015,161	1,015,161	1,017,385	1,017,385	1,034,465
Core deposit and other intangibles	106,839	113,416	123,551	121,675	124,585
Other real estate owned	414,237	389,782	413,901	304,778	243,609
Other assets	2,031,558	2,277,487	2,130,070	1,660,098	1,808,123
	$51,712,981	$51,123,007	$53,298,150	$52,767,954	$54,545,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$12,799,002	$12,324,247	$11,453,247	$11,142,017	$10,517,910
Interest-bearing:
Savings and NOW	5,978,536	5,843,573	5,392,096	4,949,711	4,710,899
Money market	16,667,011	16,378,874	17,413,735	17,276,743	18,103,564
Time under $100,000	2,306,101	2,497,395	2,784,593	2,845,893	3,112,864
Time $100,000 and over	2,697,261	3,117,472	3,949,684	4,455,225	4,647,015
Foreign	1,647,898	1,679,028	2,014,626	1,974,583	2,214,981
	42,095,809	41,840,589	43,007,981	42,644,172	43,307,233

Securities sold, not yet purchased	47,890	43,404	39,360	51,109	39,892
Federal funds purchased	477,959	208,669	1,008,181	1,169,809	1,213,970
Security repurchase agreements	475,832	577,346	509,014	565,975	551,686
Other liabilities	563,683	588,527	651,139	597,543	578,768
Commercial paper	3,123	1,084	2,449	1,019	984
Federal Home Loan Bank advances and other borrowings:
One year or less	175,312	120,189	42,962	47,152	429,655
Over one year	15,640	15,722	18,803	18,882	127,680
Long-term debt	2,000,821	2,017,220	2,324,020	1,917,598	2,715,310
Total liabilities	45,856,069	45,412,750	47,603,909	47,013,259	48,965,178

Shareholders’ equity:
Preferred stock, without par value, authorized 3,000,000 shares	1,532,323	1,502,784	1,529,462	1,491,730	1,587,027
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 160,300,162, 150,425,070,
136,398,089, 125,095,328 and 115,335,668 shares	3,517,621	3,318,417	3,125,344	2,935,724	2,607,541
Retained earnings	1,236,497	1,324,516	1,502,232	1,685,522	1,713,897
Accumulated other comprehensive income (loss)	(428,177)	(436,899)	(469,112)	(368,164)	(340,727)
Deferred compensation	(16,058)	(16,160)	(15,218)	(14,138)	(14,732)
Controlling interest shareholders’ equity	5,842,206	5,692,658	5,672,708	5,730,674	5,553,006
Noncontrolling interests	14,706	17,599	21,533	24,021	26,828
Total shareholders’ equity	5,856,912	5,710,257	5,694,241	5,754,695	5,579,834
	$51,712,981	$51,123,007	$53,298,150	$52,767,954	$54,545,012

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
(In thousands, except per share amounts)	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Interest income:
Interest and fees on loans	$540,446	$569,613	$586,246	$583,590	$579,852
Interest on loans held for sale	2,363	2,735	2,434	3,082	2,756
Lease financing	5,129	5,289	5,125	4,735	4,593
Interest on money market investments	1,439	1,800	1,195	1,543	3,376
Interest on securities:
Held-to-maturity – taxable	2,456	(2,075)	4,864	9,367	18,908
Held-to-maturity – nontaxable	5,135	5,396	5,806	5,796	6,265
Available-for-sale – taxable	20,971	21,063	23,460	26,982	21,703
Available-for-sale – nontaxable	1,721	1,813	1,830	1,778	1,678
Trading account	475	492	842	823	571
Total interest income	580,135	606,126	631,802	637,696	639,702

Interest expense:
Interest on savings and money market deposits	36,389	43,921	54,554	64,949	74,553
Interest on time and foreign deposits	19,687	28,671	42,780	52,577	62,679
Interest on short-term borrowings	3,067	2,714	2,325	3,661	6,020
Interest on long-term borrowings	65,692	73,931	59,963	22,821	21,675
Total interest expense	124,835	149,237	159,622	144,008	164,927

Net interest income	455,300	456,889	472,180	493,688	474,775
Provision for loan losses	265,565	390,719	565,930	762,654	297,624
Net interest income after provision for loan losses	189,735	66,170	(93,750)	(268,966)	177,151

Noninterest income:
Service charges and fees on deposit accounts	51,608	53,475	54,466	51,833	52,788
Other service charges, commissions and fees	39,042	38,794	39,227	40,291	38,227
Trust and wealth management income	7,609	5,825	8,209	8,750	7,165
Capital markets and foreign exchange	8,539	8,692	12,106	16,311	13,204
Dividends and other investment income	7,700	12,942	2,597	2,684	8,408
Loan sales and servicing income	6,432	7,011	2,359	7,040	5,851
Fair value and nonhedge derivative income	2,188	31,367	58,092	20,316	4,004
Equity securities gains (losses), net	(3,165)	(2,164)	(1,805)	(619)	2,763
Fixed income securities gains (losses), net	1,256	(7,385)	1,900	1,444	195
Impairment losses on investment securities:
Impairment losses on investment securities	(48,570)	(134,357)	(198,378)	(71,515)	(165,616)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	17,307	35,051	141,863	29,546	82,943
Net impairment losses on investment securities	(31,263)	(99,306)	(56,515)	(41,969)	(82,673)
Valuation losses on securities purchased	-	-	-	(11,701)	(200,391)
Gain on subordinated debt modification	-	15,220	-	493,725	-
Gain on subordinated debt exchange	14,471	-	-	-	-
Acquisition related gains	-	56	146,153	22,977	-
Other	3,193	1,360	3,951	1,654	5,197
Total noninterest income	107,610	65,887	270,740	612,736	(145,262)

Noninterest expense:
Salaries and employee benefits	204,333	206,823	205,433	202,420	204,161
Occupancy, net	28,488	28,667	28,556	26,651	28,327
Furniture and equipment	24,996	24,689	25,320	24,870	24,999
Other real estate expense	32,648	38,290	30,419	23,748	18,343
Legal and professional services	9,976	10,081	9,076	9,497	8,543
Postage and supplies	7,646	7,879	7,680	8,036	8,410
Advertising	6,374	5,738	4,418	5,678	7,148
FDIC premiums	24,210	24,197	19,820	42,329	14,171
Amortization of core deposit and other intangibles	6,577	10,135	7,575	7,078	6,886
Provision for unfunded lending commitments	(20,133)	19,220	36,537	7,927	1,827
Other	64,011	65,410	59,873	61,235	53,390
Total noninterest expense	389,126	441,129	434,707	419,469	376,205

Impairment loss on goodwill	-	2,224	-	-	633,992

Income (loss) before income taxes	(91,781)	(311,296)	(257,717)	(75,699)	(978,308)
Income taxes (benefit)	(28,644)	(125,809)	(100,046)	(23,761)	(151,727)
Net income (loss)	(63,137)	(185,487)	(157,671)	(51,938)	(826,581)
Net income (loss) applicable to noncontrolling interests	(2,927)	(1,423)	(2,394)	(1,209)	(540)
Net income (loss) applicable to controlling interest	(60,210)	(184,064)	(155,277)	(50,729)	(826,041)
Preferred stock dividends	(26,311)	(24,633)	(26,603)	(25,447)	(26,286)
Preferred stock redemption	-	32,215	-	52,418	-
Net earnings (loss) applicable to common shareholders	$(86,521)	$(176,482)	$(181,880)	$(23,758)	$(852,327)

Weighted average common shares outstanding during the period:
Basic shares	151,073	139,859	127,581	115,908	114,106
Diluted shares	151,073	139,859	127,581	115,908	114,106

Net earnings (loss) per common share:
Basic	$(0.57)	$(1.26)	$(1.43)	$(0.21)	$(7.47)
Diluted	(0.57)	(1.26)	(1.43)	(0.21)	(7.47)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(In millions)	2010	2009	2009	2009	2009

Commercial lending:
Commercial and industrial	$9,578	$9,922	$10,124	$10,588	$10,958
Leasing	442	466	449	423	401
Owner occupied	8,457	8,752	8,745	8,782	8,769
Total commercial lending	18,477	19,140	19,318	19,793	20,128

Commercial real estate:
Construction and land development	5,060	5,552	6,087	6,848	7,265
Term	7,524	7,255	7,279	6,795	6,559
Total commercial real estate	12,584	12,807	13,366	13,643	13,824

Consumer:
Home equity credit line	2,121	2,135	2,114	2,086	2,058
1-4 family residential	3,584	3,642	3,698	3,781	3,817
Construction and other consumer real estate	403	459	537	599	666
Bankcard and other revolving plans	314	341	333	344	327
Other	279	293	343	342	358
Total consumer	6,701	6,870	7,025	7,152	7,226

Foreign loans	58	65	74	67	43

FDIC-supported loans 1	1,321	1,445	1,607	783	661
Total loans	$39,141	$40,327	$41,390	$41,438	$41,882

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Nonaccrual loans	$2,087,203	$2,023,503	$1,811,827	$1,628,700	$1,421,279
Other real estate owned	366,798	335,652	359,187	293,857	226,634
Nonperforming lending-related assets, excluding
FDIC-supported assets	2,454,001	2,359,155	2,171,014	1,922,557	1,647,913

FDIC-supported nonaccrual loans	283,999	355,911	544,558	125,854	89,935
FDIC-supported other real estate owned	47,439	54,130	54,714	10,921	16,975
FDIC-supported nonperforming assets 1	331,438	410,041	599,272	136,775	106,910
Total nonperforming lending-related assets	$2,785,439	$2,769,196	$2,770,286	$2,059,332	$1,754,823

Ratio of nonperforming lending-related assets, excluding
FDIC-supported assets, to net loans and leases 2
and other real estate owned	6.42%	6.00%	5.40%	4.68%	3.96%

Ratio of nonperforming lending-related assets to net loans
and leases 2 and other real estate owned	7.03%	6.79%	6.62%	4.92%	4.15%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$60,009	$107,040	$186,519	$178,300	$88,035
FDIC-supported loans past due 90 days or more	22,275	56,260	35,553	18,231	24,365

Ratio of accruing loans past due 90 days or more, excluding
FDIC-supported loans, to net loans and leases	0.16%	0.27%	0.47%	0.44%	0.21%

Ratio of accruing loans past due 90 days or more to net
loans and leases	0.21%	0.40%	0.54%	0.47%	0.27%

Nonaccrual loans and accruing loans past due 90 days or
more, excluding FDIC-supported loans	$2,147,212	$2,130,543	$1,998,346	$1,807,000	$1,509,314
Ratio of nonaccrual loans and accruing loans past due
90 days or more, excluding FDIC-supported loans,
to net loans and leases 2	5.67%	5.47%	5.01%	4.43%	3.65%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$462,409	$428,290	$571,399	$495,527	$740,754
FDIC-supported loans past due 30-89 days	55,919	27,485	74,142	26,144	40,066

Restructured loans included in nonaccrual loans	$340,165	$298,820	$106,922	$100,590	$5,363
Restructured loans on accrual	211,486	204,233	115,635	39,280	17,362

1 FDIC-supported assets represent assets acquired from the FDIC subject to loss sharing agreements.
2 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Allowance for Loan Losses
Balance at beginning of period	$1,531,332	$1,432,715	$1,248,055	$832,878	$686,999
Add:
Provision for losses	265,565	390,719	565,930	762,654	297,624
Increase in allowance covered by FDIC indemnification	11,770	-	-	-	-
Deduct:
Gross loan and lease charge-offs	(248,312)	(355,601)	(389,134)	(353,226)	(157,691)
Charge-offs recoverable from FDIC	1,859	2,303	-	-	-
Recoveries	19,363	61,196	7,864	5,749	5,946
Net loan and lease charge-offs	(227,090)	(292,102)	(381,270)	(347,477)	(151,745)
Balance at end of period	$1,581,577	$1,531,332	$1,432,715	$1,248,055	$832,878

Ratio of allowance for loan losses to net loans
and leases, excluding FDIC-supported loans,
outstanding at period end	4.20%	3.95%	3.61%	3.08%	2.03%

Ratio of allowance for loan losses to nonperforming
loans, excluding FDIC-supported loans, at period end	75.77%	75.68%	79.08%	76.63%	58.60%

Annualized ratio of net loan and lease charge-offs to
average loans, excluding FDIC-supported loans	2.37%	2.98%	3.79%	3.39%	1.47%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$116,445	$97,225	$60,688	$52,761	$50,934
Provision charged (credited) to earnings	(20,133)	19,220	36,537	7,927	1,827
Balance at end of period	$96,312	$116,445	$97,225	$60,688	$52,761

Total Allowance for Credit Losses
Allowance for loan losses	$1,581,577	$1,531,332	$1,432,715	$1,248,055	$832,878
Reserve for unfunded lending commitments	96,312	116,445	97,225	60,688	52,761
Total allowance for credit losses	$1,677,889	$1,647,777	$1,529,940	$1,308,743	$885,639

Ratio of total allowance for credit losses
to net loans and leases outstanding, excluding
FDIC-supported loans, at period end	4.45%	4.25%	3.86%	3.23%	2.16%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(In millions)	2010	2009	2009	2009	2009

Loans held for sale	$-	$-	$-	$18	$18

Commercial lending:
Commercial and industrial	320	319	231	200	204
Leasing	8	11	10	10	9
Owner occupied	460	474	357	282	247
Total commercial lending	788	804	598	492	460

Commercial real estate:
Construction and land development	803	825	839	826	716
Term	324	228	221	126	76
Total commercial real estate	1,127	1,053	1,060	952	792

Consumer:
Home equity credit line	14	11	8	6	4
1-4 family residential	127	113	101	113	91
Construction and other consumer real estate	28	38	42	45	52
Bankcard and other revolving plans	-	1	1	1	1
Other	3	3	2	2	3
Total consumer	172	166	154	167	151
Total nonaccrual loans	$2,087	$2,023	$1,812	$1,629	$1,421

Net Charge-Offs By Portfolio Type

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Commercial lending:
Commercial and industrial	$49	$36	$70	$117	$31
Leasing	2	2	3	1	-
Owner occupied	36	27	19	9	7
Total commercial lending	87	65	92	127	38

Commercial real estate:
Construction and land development	86	139	219	156	80
Term	23	56	29	11	2
Total commercial real estate	109	195	248	167	82

Consumer:
Home equity credit line	7	4	6	3	3
1-4 family residential	15	14	17	24	9
Construction and other consumer real estate	5	10	10	17	13
Bankcard and other revolving plans	3	2	2	6	2
Other	3	4	6	4	5
Total consumer loans	33	34	41	54	32

Charge-offs recoverable from FDIC	(2)	(2)	-	-	-

Total net charge-offs	$227	$292	$381	$348	$152

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended
	March 31, 2010		December 31, 2009		March 31, 2009
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$2,227,181	0.26%	$2,761,132	0.26%	$2,961,701	0.46%
Securities:
Held-to-maturity	864,021	4.86%	875,730	2.82%	1,786,617	6.48%
Available-for-sale	3,378,930	2.83%	3,507,766	2.70%	2,643,327	3.73%
Trading account	51,330	3.75%	67,900	2.87%	56,106	4.13%
Total securities	4,294,281	3.25%	4,451,396	2.72%	4,486,050	4.83%

Loans held for sale	179,433	5.34%	208,219	5.21%	244,687	4.57%

Loans:
Net loans and leases excluding FDIC-supported loans 1	38,310,187	5.59%	39,222,262	5.59%	41,383,829	5.67%
FDIC-supported loans	1,393,775	5.59%	1,518,368	6.24%	397,412	7.19%
Total loans and leases	39,703,962	5.59%	40,740,630	5.62%	41,781,241	5.69%
Total interest-earning assets	46,404,857	5.12%	48,161,377	5.04%	49,473,679	5.29%
Cash and due from banks	1,280,013		1,191,881		1,364,473
Allowance for loan losses	(1,565,136)		(1,497,873)		(714,642)
Goodwill	1,015,161		1,017,361		1,654,222
Core deposit and other intangibles	110,754		120,512		126,759
Other assets	4,306,119		4,266,457		3,495,184
Total assets	$51,551,768		$53,259,715		$55,399,675

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,842,531	0.36%	$5,505,938	0.38%	$4,529,097	0.52%
Money market	16,515,285	0.77%	17,247,187	0.89%	17,480,861	1.60%
Time under $100,000	2,365,645	1.44%	2,637,651	1.78%	3,103,857	2.85%
Time $100,000 and over	2,911,319	1.23%	3,575,690	1.53%	4,753,453	2.86%
Foreign	1,663,380	0.61%	1,818,423	0.65%	2,356,293	1.27%
Total interest-bearing deposits	29,298,160	0.78%	30,784,889	0.94%	32,223,561	1.73%
Borrowed funds:
Securities sold, not yet purchased	50,243	4.29%	39,045	5.11%	33,469	5.32%
Federal funds purchased and security
repurchase agreements	1,137,716	0.20%	1,611,774	0.26%	2,333,675	0.32%
Commercial paper	11,185	2.14%	2,125	0.93%	3,383	1.68%
FHLB advances and other borrowings:
One year or less	141,018	5.52%	89,891	5.01%	935,108	1.61%
Over one year	15,693	5.07%	17,963	4.84%	127,942	5.72%
Long-term debt	2,028,912	13.09%	2,230,949	13.11%	2,659,678	3.03%
Total borrowed funds	3,384,767	8.24%	3,991,747	7.62%	6,093,255	1.84%
Total interest-bearing liabilities	32,682,927	1.55%	34,776,636	1.70%	38,316,816	1.75%
Noninterest-bearing deposits	12,544,442		12,151,870		9,905,091
Other liabilities	570,028		601,724		633,412
Total liabilities	45,797,397		47,530,230		48,855,319
Shareholders’ equity:
Preferred equity	1,509,197		1,543,363		1,583,659
Common equity	4,229,021		4,166,944		4,932,977
Controlling interest shareholders’ equity	5,738,218		5,710,307		6,516,636
Noncontrolling interests	16,153		19,178		27,720
Total shareholders’ equity	5,754,371		5,729,485		6,544,356
Total liabilities and shareholders’ equity	$51,551,768		$53,259,715		$55,399,675

Spread on average interest-bearing funds		3.57%		3.34%		3.54%
Taxable-equivalent net interest income and
net yield on interest-earning assets		4.03%		3.81%		3.94%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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